Exhibit 10.27

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) dated as of May 23, 2008, by and among GLOBAL PAYMENTS INC., a Georgia corporation, (the “Company”), the banks and other financial institutions listed on the signature pages thereof, as lenders (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Company, the Lenders, and the Administrative Agent are parties to a certain Credit Agreement dated as of November 16, 2006 (the “Credit Agreement”; capitalized terms used in this Amendment without definition that are defined in the Credit Agreement having the meanings in this Amendment as specified for such capitalized terms in the Credit Agreement);

WHEREAS, the Company and the Lenders have agreed to amend the Credit Agreement in certain respects as set forth in this Amendment;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, and effective as of the Effective Date (as hereinafter defined), the Credit Agreement shall be amended as follows:

1.1 Section 1.01 of the Credit Agreement is hereby amended by (i) adding the new defined terms “Joint Venture Call Right” and “Designated Subsidiaries” and accompanying definitions, and (ii) deleting the definition for the defined term “Net Income” and substituting in lieu thereof the definition set forth below, in each case in appropriate alphabetical order, as follows:

“Designated Subsidiary” means a non-wholly owned Subsidiary of the Company that is subject to an encumbrance or restriction of the type described in clause (E) of Section 6.08.

“Joint Venture Call Right” means, with respect to the Person (other than any Affiliate of the Company) owning the minority of the outstanding Equity Interests in a non-wholly owned Subsidiary of the Company, the contractual right of such Person to purchase, and to require such Subsidiary to sell, all or a portion of the assets of, or all or a portion of the outstanding Equity Interests in, such Subsidiary to such Person or its Affiliate.

“Net Income” means, for any period, net income of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent included therein) (a) any earnings of Designated Subsidiaries and any equity interests in the earnings of joint ventures or other Persons that are not Subsidiaries, in each case to the extent such earnings are not actually paid in cash, and the Company or its Subsidiaries do not have the ability to cause such earnings to be paid in cash, to the Company or its Subsidiaries (other than Designated Subsidiaries) with respect to such period, and (b) the after-tax impact of Non-Recurring Non-Cash Items. Further, Non-Recurring Cash Items will only be reflected (on an after-tax basis) in net income as such amounts are paid, and the cash portions of any restructuring charge will only be reflected (on an after-tax basis) in net income for pre-tax amounts that exceed the Restructuring Charge Limit.

1.2 Section 6.03 of the Credit Agreement is hereby amended by deleting subsection (e) of said Section 6.03 in its entirety and substituting in lieu thereof the following subsection (e):

(e) so long as no Event of Default shall then have occurred and be continuing or would result therefrom, the Company and its Subsidiaries may effect any Asset Sale so long as the assets to be sold pursuant to all such Asset Sales during any Fiscal Year have not contributed, in the aggregate, more than fifteen percent (15%) of the EBITDA of the Company for the then-most recently completed period of four consecutive Fiscal Quarters for which financial statements are available (with the determination of such contribution to EBITDA to be made by the Company in a manner reasonably acceptable to the Administrative Agent); provided, however, that in determining the Company’s compliance with the foregoing limitation on Asset Sales in any Fiscal Year, the Company may deduct from the EBITDA attributable to the assets sold in such Asset Sales, an amount equal to the EBITDA attributable to Permitted Acquisitions made or proposed to be made by the Company and its Subsidiaries within 180 days after consummation of the respective Asset Sale and with the proceeds of such Asset Sale (with the determination of the EBITDA attributable to such Permitted Acquisition to be made by the Company in a manner reasonably acceptable to the Administrative Agent); and provided, further; that if and to the extent, absent such deduction with respect to such proposed Permitted Acquisitions, a breach of this Section 6.03(e) would occur, the Company shall provide the Administrative Agent, not later than the expiration of such 180-day period, a report in reasonable detail as to such proposed Permitted Acquisitions, if any, and to the extent all or any portion of the proposed Permitted Acquisitions (or any other Permitted Acquisitions) are not so made within such 180 day period, then only the EBITDA attributable to Permitted Acquisitions made shall be deducted for purposes of determining whether the Company is in compliance with the 15% limitation set forth above for the Fiscal Year during which such Asset Sales occurred;

1.3 Section 6.03 of the Credit Agreement is hereby amended by (i) deleting the “.” and substituting “; and” at the end of subsection (f) thereof, and (ii) adding a new subsection (g) to said Section 6.03, as follows:

(g) any Asset Sale made as a result of the exercise of the Joint Venture Call Right with respect to the assets or Equity Interests of the Subsidiary that are subject to such Joint Venture Call Right; provided, however, that if after giving effect to such Asset Sale, the Company’s Leverage Ratio (computed on a pro forma basis as of the last day of the most recently ended period of four consecutive Fiscal Quarters for which financial statements are available) would exceed 2.00 to 1.00, then the Company shall, not later than ten (10) Business Days after such Asset Sale is consummated, provide written notice thereof to the Administrative Agent and, unless such prepayment is waived in writing by the Administrative Agent (acting at the direction of the Required Lenders) within ten (10) Business Days after its receipt of such notice, the Company shall prepay or cause to be prepaid an amount of its outstanding Indebtedness in the form of term loans used to finance the purchase of the assets subject to such Asset Sale (with payment to be applied pro rata across maturities) or, if no such term loans are then outstanding, Indebtedness under this Agreement or any other Indebtedness (but without any required reduction in the commitments from the lenders that are parties to any revolving credit facilities) equal to the lesser of (x) the amount necessary to be prepaid to reduce such Leverage Ratio to 2.00 to 1.00, (y) the net cash proceeds received by the Company and its Subsidiaries from such Asset Sale (after giving effect to any costs, fees and expenses associated therewith and any Indebtedness repaid in connection therewith), and (z) the total amount of Indebtedness then outstanding as term loans used to finance the purchase of the assets subject to such Asset Sale and advances under this Agreement.

1.4 Section 6.08 of the Credit Agreement is hereby amended by (i) deleting the word “and” preceding clause (D) thereof, (ii) deleting the “.” immediately following clause (D), and (iii) adding the following clause (E) at the end of Section 6.08:

, and (E) any such encumbrance or restriction pursuant to an agreement between the Company or its Subsidiary with the Person (other than any Affiliate of the Company) owning the minority of the outstanding Equity Interests in a non-wholly owned Subsidiary of the Company requiring the consent of such Person prior to taking the actions described in the preceding clauses (i), (ii) or (iii) above with respect to such non-wholly owned Subsidiary.

SECTION 2. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first above written (the “Effective Date”) upon the satisfaction of the following conditions:

(a) The Administrative Agent shall have received counterparts of this Amendment as executed on behalf of the Company and the Required Lenders, together with the Acknowledgment and Agreement of Subsidiary Guarantors as executed on behalf of the Subsidiary Guarantors;

(b) The representations and warranties set forth in Section 4 below shall be true and correct in all material respects; and

(c) The Company shall have paid all interest, fees, costs and expenses then due and payable to the Administrative Agent and the Lenders under the terms of the Credit Agreement and this Amendment.

SECTION 3. Status of Obligations. The Company hereby confirms and agrees that all Loans and all other Obligations outstanding under the Credit Agreement and the other Loan Documents as of the date hereof were duly and validly created and incurred by the Company thereunder, that all such outstanding amounts are owed in accordance with the terms of the Credit Agreement and other Loan Documents, and that there are no rights of offset, defense, counterclaim, claim or objection in favor of the Company arising out of or with respect to any of the Loans or other Obligations of the Company to the Administrative Agent or the Lenders, and any such rights of offset, defense, counterclaim, claims or objections have been and are hereby waived and released by the Company.

SECTION 4. Representations and Warranties of the Company. The Company, without limiting the representations and warranties provided in the Credit Agreement, represents and warrants to the Lenders and the Administrative Agent as follows:

4.1 The execution, delivery and performance by the Company of this Amendment are within the Company’s corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any applicable law or regulation or the certificate of incorporation or by-laws of the Company and (b) violate or result in a default under any material indenture, agreement or other instrument binding upon the Company or its assets.

4.2 This Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.3 After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.4 The representations and warranties of the Company contained in Article III of the Credit Agreement are true in all material respects on and as of the date of this Amendment, except for changes expressly permitted under the terms of the Credit Agreement and except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true in all material respects as of such earlier date).

4.5 Since May 31, 2007, there have been no events, acts, conditions or occurrences of whatever nature, singly or in the aggregate, which have had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 5. Survival. Each of the foregoing representations and warranties shall be made at and as of the date of this Amendment and shall be deemed to have been made as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of the Company under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made or deemed to have been made. Each of the foregoing representations and warranties shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Lenders or the Administrative Agent.

SECTION 6. Ratification of Credit Agreement and Loan Documents. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement (as amended herein) and the other Loan Documents. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

SECTION 7. No Waiver, Etc. The Company hereby agrees that nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement. The Company hereby further agrees that no action, inaction or agreement by the Lenders, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Credit Agreement which may have occurred with respect to the non-performance of any obligation under the terms of the Credit Agreement or any portion thereof, or any other matter relating to the Credit Agreement, shall require or imply any future indulgence, waiver, or agreement by the Lenders.

SECTION 8. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

SECTION 9. Costs and Expenses. The Company shall be responsible for the costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

SECTION 11. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written, with such Amendment to take effect on the Effective Date as provided herein.

GLOBAL PAYMENTS INC.

By:	/s/ Suellyn P. Tornay
Name: Suellyn P. Tornay
Title: Corporate Secretary

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By	/s/ John A. Horst
Name: John A. Horst
Title: Vice President

[Signature Page to Amendment No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Sharon Prince
Name: Sharon Prince
Title: Vice President

[Signature Page to Amendment No. 1]

HSBC BANK, N.A., as a Lender

By	/s/ Vince Clark
Name: Vince Clark
Title: Senior Vice President

[Signature Page to Amendment No. 1]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By	/s/ David A. Wild
Name: David A. Wild
Title: Vice President

[Signature Page to Amendment No. 1]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Karin E. Samuel
Name: Karin E. Samuel
Title: Director

[Signature Page to Amendment No. 1]

REGIONS BANK, as a Lender

By	/s/ Stephen H. Lee
Name: Stephen H. Lee
Title: Senior Vice President

[Signature Page to Amendment No. 1]

ACKNOWLEDGMENT AND AGREEMENT OF SUBSIDIARY GUARANTORS

Reference is hereby made to the within and foregoing Amendment No. 1 to Credit Agreement, dated as of May 23, 2008 (“Amendment No. 1”), by and among GLOBAL PAYMENTS INC., a Georgia corporation, the banks and other financial institutions listed on the signature pages thereof, as lenders (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”; capitalized terms used herein that are defined in Amendment No. 1 or in the “Credit Agreement” as defined in Amendment No. 1 being used herein with the respective meanings assigned to such capitalized terms in Amendment No. 1 or the Credit Agreement, as the case may be). Each of the undersigned, which is a Subsidiary Guarantor under the terms of the Subsidiary Guarantee as provided in the Credit Agreement, hereby acknowledges and agrees that (i) the undersigned has consented to the foregoing Amendment No. 1, (ii) the Subsidiary Guarantee and the other Loan Documents to which each of the undersigned is a party shall remain in full force and effect on and after the date hereof, and (iii) each of the undersigned hereby reaffirms and restates its obligations and liabilities under the Subsidiary Guarantee and the other Loan Documents to which each of the undersigned is a party after giving effect to Amendment No. 1.

[Signatures Appear on Following Pages]

This Acknowledgment and Agreement of Subsidiary Guarantors made and delivered effective as of the date above written.

GUARANTORS:

GLOBAL PAYMENTS DIRECT, INC. as a Subsidiary Guarantor

By:	/s/ James G. Kelly
Name: James G. Kelly
Title: Treasurer

GLOBAL PAYMENTS CHECK SERVICES, INC., as a Subsidiary Guarantor

By:	/s/ James G. Kelly
Name: James G. Kelly
Title: President

GLOBAL PAYMENT HOLDING COMPANY, as a Subsidiary Guarantor

By:	/s/ James G. Kelly
Name: James G. Kelly
Title: Treasurer

GPS HOLDING LIMITED PARTNERSHIP, as a Subsidiary Guarantor

By:	Global Payment Holding Company, its general partner

By:	/s/ James G. Kelly
Name: James G. Kelly
Title: Treasurer

GLOBAL PAYMENT SYSTEMS LLC, as a Subsidiary Guarantor

By:	Global Payment Holding Company, its representative member

By:	/s/ James G. Kelly
Name: James G. Kelly
Title: Treasurer

GLOBAL PAYMENTS GAMING SERVICES, INC., as a Subsidiary Guarantor

By:	/s/ James G. Kelly
Name: James G. Kelly Title: President, Secretary and Treasurer

LATIN AMERICA MONEY SERVICES, LLC, as a Subsidiary Guarantor

By:	Global Payments Inc., its sole member

By:	/s/ James G. Kelly
Name: James G. Kelly
Title: Senior Executive Vice President and Chief Operating Officer

DOLEX DOLLAR EXPRESS, INC., as a Subsidiary Guarantor

By:	/s/ James G. Kelly
Name: James G. Kelly Title: Chairman and Treasurer